                                   Exhibit 10.2

                    Offer to Finance, dated October 26, 2000,
                                  as amended by
                Revised Offer to Finance, dated February 19, 2001,
                                  as amended by
                  Revised Offer to Finance, dated March 23, 2001

                             NATIONAL BANK OF CANADA
                        Brampton Commercial Banking Centre
                  350 Rutherford Road South, Plaza II, Suite 110
                         Brampton, Ontario L6W 4N6 Canada
                            Telephone: (905) 484-4171
                               Fax: (905) 454-9747

October 26, 2000

TBM Holdings, Inc.
136 Main Street
Westport, CT  06880

Dear Sirs:

                                 OFFER TO FINANCE

We are pleased to advise you that National Bank of Canada has authorized the following credit facilities subject to the ensuing terms and conditions.

BORROWER:               Blue Giant Equipment Corporation (the "Borrower").

LENDER:                 National Bank of Canada (the "Bank").

AMOUNT:                 A.     $7,000,000 Canadian or U.S. dollar equivalent by
                               way of an Operating Loan on a revolving demand loan agreement.

                        B.     $2,170,000 Canadian by way of a Term Loan.

                        C.     $700,000 Canadian by way of a Term Loan.

PURPOSE:                A.    To finance day to day operations.

                        B.    To re-finance the Borrower's land and building.

                        C.    To re-finance the Borrower's equipment assets.

INTEREST RATE:          A.    Canadian dollar advances at the Prime Rate of
                              National Bank of Canada plus 0.625%, that is 8.125% as at October 26, 2000, calculated daily and paid monthly in arrears. Prime Rate is defined as the rate established from time to time by the Bank for Canadian dollar loans in Canada.

                              U.S. dollar advances at the U.S. Base Rate of National Bank of Canada plus 0.625%, that is 9.875% as at October 26, 2000, calculated daily and paid monthly in arrears. U.S. Base Rate is defined as the rate as established from time to time by the Bank for U.S. dollar loans in Canada.

                        B. Prime Rate of National Bank of Canada, plus 1.0%, that is 8.50% as at October 26, 2000, calculated daily and paid monthly in arrears. Prime Rate is defined as the rate established from time to time by the Bank for Canadian dollar loans in Canada.

                        C. Prime Rate of National Bank of Canada, plus 1.0%, that is 8.50% as at October 26, 2000, calculated daily and paid monthly in arrears. Prime Rate is defined as the rate established from time to time by the Bank for Canadian dollar loans in Canada.

FIXED RATE OPTION:      The Borrower shall have the right to convert any Term
                        Loan financing to a fixed rate of interest. The fixed rate shall be equivalent to the Bank's Offered Rate in effect at the time of conversion plus 2.50%. Offered
                        Rate is defined as the rate established from time to time by the Bank for fixed rate loans.

REPAYMENT:              A.    To revolve in multiples of $25,000.

                        B. Monthly principal payments of $9,042 plus interest; 240 month amortization.

                        C. Monthly principal payments of $18,667 plus interest; 42 month amortization.

PREPAYMENT:             The Borrower may prepay the balance of any fixed rate
                        loan in whole or in part, before the end of the term provided he agrees to pay National Bank of Canada the difference between the rate for the remainder of the current term and the rate at the time of prepayment plus one month's interest at the rate of the loan.

MARGIN AVAILABILITY:    Operating advances shall be limited to the lesser of
                        $7,000,000 Canadian or U.S. equivalent and the aggregate of the following:

                        (a) 75% of good quality Canadian accounts receivable plus 75% of good quality U.S. accounts receivable excluding contra accounts, inter-company accounts, amounts due from affiliates or subsidiaries, doubtful accounts, and those aged greater than 90 days past invoice date; plus

                        (b) 50% of total inventory capped at an overall maximum of $2,000,000; less

                        (c) all claims which rank prior to the Bank's security (i.e. deductions at source, GST, etc.)

                        The margin contribution from accounts receivable due from Clark Material Handling Company and its subsidiaries or affiliates shall be capped at $150,000 Cdn.

SECURITY:               All legal and other documentation to be in a form and
                        content satisfactory to the Bank and its solicitors and is to be supported by all usual representations and opinions to confirm its enforceability. To include but not limited to:

                        1.    General Assignment of Book Debts.

                        2. Pledge of Inventory under Section 427 of the Bank Act providing a first charge over inventory.

                        3. Assignment of sufficient fire insurance to protect the Bank's interest.

                        4. General Security Agreement providing a first floating and fixed charge over all assets of the Borrower.

                        5. $2,170,000 Collateral Mortgage providing a first fixed charge over the property located at 85 Heart Lake Road, Brampton.

                        6. Subordination and Postponement of the Intercompany Note Payable in the amount of $4,000,000
                              Canadian. The holder of the Intercompany Note Payable must covenant not to exercise its rights under any security instrument held.

CONDITIONS PRECEDENT:   The following conditions must be satisfied prior to
                        drawdown of the credit facilities:

                        1. Pro forma opening balance sheet prepared by a national accounting firm which shall not be materially different than the pro-forma balance sheet already provided to the Bank.

                        2. Letter addressed to the Bank from Hendren Appraisals confirming that the Bank can rely on the updated appraisal of 85 Heart Lake Road for financing purposes.

                        3. Original copy of the equipment appraisal addressed to the Bank and confirming an orderly liquidation value of not less than $865,000 Canadian.

                        4. Satisfactory review by the Bank and its solicitors of the finalized purchase and sale agreement, non-competition agreements and an employment contract for Andrew Morrow, General Manager.

                        5. Confirmation that shareholder cash equity in the minimum amount of $9,000,000 has been injected into the Borrower to be applied against the purchase of the assets of Blue Giant Limited.

                        6. A signed borrowing base certificate from the Borrower together with detailed listings of the accounts receivable and inventory to be acquired from Blue Giant Limited. The borrowing base certificate is to confirm a post closing availability surplus of not less than $500,000 Canadian.

                        7. Completion of all legal and security documentation satisfactory to the Bank and its solicitors.

REPORTING CONDITIONS:   1.    Within 20 days of each month-end, the Borrower
                              shall provide the following information on Bank documents, signed by the appropriate authorized officer of the Borrower:

                              (a)   borrowing base and covenant compliance
                                    certificate;
                              (b)   monthly accounts receivable listing
                                    classified according to age;
                              (c) monthly accounts payable listing classified according to age;
                              (d)   inventory declaration;
                              (e)   prior claims declaration;
                              (f)   order backlog report;
                              (g)   schedule of inter-company activity;
                              (h)   internally prepared income statement,
                                    balance sheet and statement of financial changes as compared against last year actual and current year to date budget.

                        2. The Borrower agrees to submit to the Bank one of the following:

                              (a) an audited 2000 financial statement for Blue Giant Limited and an audited opening balance sheet for the Borrower delivered to the Bank by no later than March 15, 2001; or

                              (b)   an interim financial statement for the
                                    Borrower as at June 30, 2001 prepared on a review
                              engagement basis and delivered to the Bank by no later than August 31, 2001.

                        3. The Borrower agrees to submit to the Bank its annual audited financial statements within 90 days of the end of its fiscal year.

                        4. The Borrower agrees to submit to the Bank its annual budget including budgeted monthly balance sheets, income statements, and cashflows within 90 days of its fiscal year end.

                        5. The Borrower agrees to submit to the Bank annual audited financial statements for TBM Holdings, Inc. and its subsidiaries within 90 days of each fiscal year end.

FINANCIAL COVENANTS:    The Borrower agrees to the following covenants which
                        shall be calculated as indicated below, maintained at all times and tested monthly:

                        1. Total Debt to Tangible Net Worth Ratio: The ratio of Total Debt to Tangible Net Worth shall not exceed 2.50:1 at any time. Debt shall be defined as total liabilities less any shareholder loans postponed to the Bank, less deferred income taxes. Tangible Net Worth shall be defined as Share Capital plus Retained Earnings plus any Shareholders' loans postponed to the Bank, less any deferred expenditures, loans to officers, directors, or shareholders, or intercompany advances and any other assets of doubtful value.

                        2. Senior Debt to EBITDA Ratio: The ratio of Senior Debt to Earnings before interest, taxes, depreciation, amortization and discretionary management bonuses shall not exceed 3.0:1 at any time.

                        3. Debt Service Coverage: The ratio of Net Cash Flow to Debt Service shall be a minimum of 1.25:1. Net Cash Flow shall be defined as the Income After Tax plus: deferred taxes; depreciation; any other non-cash expenses; and all cash interest expense; less: dividends and capital expenditures not funded by debt. Debt Service shall be defined as all debt principal payments plus all cash interest expense.

                        4. Capital Expenditures: The Borrower agrees that capital expenditures shall not exceed $500,000 Canadian per annum without the prior written consent of the Bank which will not be unreasonably withheld.

                        5. Corporate Distributions: The Borrower shall not make any Corporate Distributions without the prior written consent of the Bank. Corporate Distributions are defined as any payment made to a shareholder or relative, or affiliated company and includes, but is not limited to bonuses, dividends, interest payments on subordinated debt, repayment of subordinated debt, management fees and any other transactions made out of the treasury of the Borrower.

                              The Bank agrees to permit interest payments on the Postponed Inter-Company Note to a maximum of $400,000 Canadian per annum and management fees to a maximum of $250,000 Canadian per annum subject to the Borrower not being in default and subject to such payment(s) not creating a covenant breach.

TIME LIMITATION
ON DRAWDOWN:                  December 31, 2000.  This offer shall be considered
                              cancelled thereafter.

OTHER CONDITIONS:       1.    All legal and registration fees incurred to
                              prepare, execute and maintain legal documents will be assumed by the Borrower.

                        2. The cost of all appraisals and environmental reports requested by the Bank are the responsibility of the Borrower.

                        3. The Bank reserves the right to request appropriate annual financial statements or quarterly financial statements at any time and whenever it deems it appropriate. This information may be required on a continuous basis or for a specific period or periods and must always be to the Bank's satisfaction.

                        4. The ownership structure of the company shall not be altered without the Bank's prior written consent which shall not be unreasonably withheld.

                        5. The nature of the Borrower's business shall not be substantially changed without the Bank's prior written consent which shall not be unreasonably withheld.

                        6. The Borrower shall not amalgamate or merge with another corporation without the Bank's prior written consent which shall not be unreasonably withheld.

                        7. The Borrower shall not sell, lease, consign or otherwise dispose of any assets or property having an aggregate book value, fair market value or replacement cost in excess of $80,000, except that the Borrower may (i) sell, lease or consign inventory in the ordinary course of business from time to time; and (ii) transfer, abandon, surrender or otherwise dispose of any fixtures, equipment, machinery, tools, implements, facilities and appliances which may have become worn out, unserviceable, obsolete, unsuitable or unnecessary in the conduct of their business provided that there shall have been substituted for the same other fixtures, equipment, machinery, tools, implements, facilities or appliances at least of equal value which forthwith shall become subject to a lien under the Bank's security documents.

FEES:                   1.    Transaction fee of $5,000 which has been paid and
                              earned.

                        2.    Annual renewal fee of $1,500.

                        3.    Monthly management fee of $100.

                        4. Unused line fee of 0.25% per annum on the unused portion of the Operating Loan, calculated daily and payable monthly in arrears.

ENVIRONMENTAL
MATTERS:                1.    The Borrower represents and warrants that the
                              owner of the subject property has complied and is complying in all respects with all applicable laws relating to the environment, that no contaminants, pollutants or other hazardous substances
                              (including, without limitation, asbestos, products containing urea formaldehyde or polychlorinated biphenyl or any radioactive substances) have been or are now stored or located at the subject property, that no order, approval, direction or other governmental or regulatory notice relating to the environment has been threatened against, is pending or has been issued with respect to the subject property or the operations of the business being conducted at the subject property, and that none of them is aware of any pending or threatened action, suit or proceedings relating to any actual or alleged environmental violation from or at the subject property.

                        2. The Borrower shall permit the Lender to conduct, at the Borrower's expense, such test, inspections and environmental audits as may be required by the Lender including without limitation, the right to take soil samples from the subject property and the right to review and photocopy all records relating to the subject property or the business or operations now or hereinbefore conducted at the subject property in order to attempt to corroborate the veracity of the aforementioned representations and warranties.

                        3. The Borrower agrees to pay the cost of all environmental audits which may be deemed necessary by the Bank acting in a reasonable manner.

                        4. The Borrower agrees to deliver to the Bank documents guaranteeing compliance and showing that the land and building are not contaminated by hazardous materials.

                        5. The Borrower certifies that past and present owners have not violated environmental law and regulations and that, to the best of their knowledge, no proceedings have been or are being instituted to make him comply with environmental laws and regulations.

                        6. The Borrower agrees to comply with and respect any and all environmental laws and regulations.

                        7. The Borrower agrees to maintain a system or mechanism through which the emission or release of contaminants can be controlled in compliance with laws and regulations.

                        8. The Borrower agrees to periodically provide the Bank with a summary report stating the Borrower's status with regard to environmental laws and regulations, such as confirmation of the renewal of permits, certificates of compliance and the proper application of control procedures.

                        9. The Borrower agrees to indemnify the Bank for all decontamination costs or for damages incurred by the Bank or its agents as a result of such contamination.

                        10. The loan shall be disbursed upon performance and/or completion of the above conditions to the Bank's satisfaction.

                        11. In the event any environmental report shows that decontamination is required the Borrower undertakes to carry out decontamination at their own expense should this be required or requested. However, the undertaking of such decontaminations shall not guarantee that the Bank will make any disbursements. All the other conditions stipulated in this Offer of Finance shall be performed to the Bank's satisfaction.

ACKNOWLEDGEMENT
OF NON MERGER:          The terms and conditions contained in this Offer to
                        Finance shall not merge upon the execution and delivery of the security documentation referred to herein but shall at all times remain in full force and effect.

CREDIT REPORTING:       The Borrower consents to the obtaining from any credit
                        reporting agency or from any person such information as the Bank may require at any time, and consent to the disclosure at any time of the information concerning the Borrower and the Guarantor to any credit grantor with whom the Borrower and the Guarantor have financial relations or to any credit reporting agency.

REPRESENTATIONS
AND WARRANTIES:         The Borrower represents and warrants that the
                        information given in respect of applying for the credit facilities is correct and complete, and acknowledge that the Bank is relying on said representations and warranties.

ANNUAL REVIEW:          To be reviewed at least annually, and in any event not
                        later than August 31, 2001.

OTHER: The Borrower agrees to keep the contents of this letter strictly confidential.

If these conditions are acceptable to you, please indicate your acceptance thereof by signing and returning a copy of this letter to the Bank by no later than November 10, 2000 after which time this offer shall become null and void.

Yours truly,


/s/  Al van Herpt             /s/ Steven Matheson
Al van Herpt                  Steven Matheson
Account Manager               Senior Manager



ACCEPTANCE:

WE ACCEPT THE TERMS AND CONDITIONS OUTLINED HEREIN THIS 27 DAY OF
OCTOBER, 2000.


BLUE GIANT EQUIPMENT CORPORATION

Per: /s/ William A. Schwartz
Title: President


Per:_____________________________
Title:

                             NATIONAL BANK OF CANADA
                        Brampton Commercial Banking Centre
                  350 Rutherford Road South, Plaza II, Suite 110
                         Brampton, Ontario L6W 4N6 Canada
                            Telephone: (905) 484-4171
                               Fax: (905) 454-9747

February 19, 2001

TBM Holdings, Inc.
136 Main Street
Westport, CT  06880

Dear Sirs:

      Re:   REVISED OFFER TO FINANCE

Further to our Offer to Finance dated October 26, 2000, we are pleased to advise you that National Bank of Canada has authorized the following amendment to the credit facility subject to the ensuing terms and conditions.

BORROWER:         Blue Giant Equipment Corporation (the "Borrower").

LENDER:           National Bank of Canada (the "Bank").

INTEREST RATES:   The interest rate of facility "A" shall be increased to the
                  Prime Rate of National Bank of Canada plus .875% until such time that the total Debt to Tangible Net Worth Ratio is less than or equal to 2.50:1.

FINANCIAL
COVENANTS:        The Bank has agreed to amend the following covenants as
                  follows:

                  Total Debt to Tangible Net Worth Ratio: The ratio of Total Debt to Tangible Net Worth shall not exceed 3.0:1 at any time, reducing to 2.75:1 by June 30, 2001 and 2.50:1 by September 30, 2001. Debt shall be defined as total liabilities less any shareholder loans postponed to the Bank, less deferred income taxes. Tangible Net Worth shall be defined as Share Capital plus Retained Earnings plus any Shareholders' loans postponed to the Bank, less any deferred expenditures, loans to officers, directors, or shareholders, or intercompany advances and any other assets of doubtful value.

SECURITY:         The following additional security is required:

                  $550,000 Guarantee from TBM Holdings, Inc.

FEE:              $1,500 Amendment Fee.

All other terms and conditions detailed in our Offer to Finance dated October 26, 2000 remain unchanged and in full effect.

Yours truly,


/s/  Al van Herpt             /s/ Steven Matheson

Al van Herpt                  Steven Matheson
Account Manager               Senior Manager



ACKNOWLEDGE:

WE ACKNOWLEDGE AND ACCEPT THE TERMS AND CONDITIONS OUTLINED HEREIN THIS ___________ DAY OF ___________________, 2001.

BLUE GIANT EQUIPMENT CORPORATION ("Borrower")

Per:  ______________________________
      William A. Schwartz
Title:President


TBM HOLDINGS, INC.

Per:  ______________________________
      William A. Schwartz
Title:President

                             NATIONAL BANK OF CANADA
                        Brampton Commercial Banking Centre
                  350 Rutherford Road South, Plaza II, Suite 110
                         Brampton, Ontario L6W 4N6 Canada
                            Telephone: (905) 484-4171
                               Fax: (905) 454-9747

March 23, 2001

TBM Holdings, Inc.
136 Main Street
Westport, CT  06880

Dear Sirs:

      Re:   REVISED OFFER TO FINANCE

Further to our Offer to Finance dated October 26, 2000 and Revised Offer to Finance dated February 19, 2001, we are pleased to advise you that National Bank of Canada has authorized the following amendment to the credit facility subject to the ensuing terms and conditions.

BORROWER:         Blue Giant Equipment Corporation (the "Borrower").

LENDER:           National Bank of Canada (the "Bank").

FINANCIAL
COVENANTS:        The Bank has agreed to amend the following covenants as
                  follows:

                  1. Total Debt to Tangible Net Worth Ratio:  The ratio of Total
                     Debt to Tangible Net Worth shall not exceed 3.55:1 at any time, reducing to 3.25:1 by June 30, 2001 and 2.50:1 by December 31, 2001. Debt shall be defined as total liabilities less any shareholder loans postponed to the Bank, less deferred income taxes. Tangible Net Worth shall be defined as Share Capital plus Retained Earnings plus any Shareholders' loans postponed to the Bank, less any deferred expenditures, loans to officers, directors, or shareholders, or intercompany advances and any other assets of doubtful value.

                  2. Corporate Distributions: The Borrower shall not make any
                     Corporate Distributions without the prior written consent of the Bank and until such time that the ratio of Total Debt to Tangible Net Worth as defined above is less than or equal to 2.50:1. Corporate Distributions are defined as any payment made to the shareholder or relative, or affiliated company and includes, but is not limited to bonuses, dividends, interest payments on subordinated debt, repayment of subordinated debt, management fees and any other transactions made out of the treasury of the Borrower.

SECURITY:         The following additional security is required:

                  $1,000,000 Guarantee from TBM Holdings, Inc.

FEE:              $5,000 Amendment Fee.

All other terms and conditions detailed in our Offer to Finance dated October 26, 2000 and February 19, 2001 remain unchanged and in full effect.

Yours truly,

/s/  Al van Herpt             /s/ Steven Matheson

Al van Herpt                  Steven Matheson
Account Manager               Senior Manager



ACKNOWLEDGE:

WE ACKNOWLEDGE AND ACCEPT THE TERMS AND CONDITIONS OUTLINED HEREIN THIS ___________ DAY OF ___________________, 2001.

BLUE GIANT EQUIPMENT CORPORATION ("Borrower")

Per:  /s/ William A. Schwartz
Title:      President


CORPORATE GUARANTOR

TBM HOLDINGS, INC.

Per:  /s/ William A. Schwartz
Title:      President


                                       2